Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-24051 on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of Vulcan Materials Company Thrift Plan for Salaried Employees for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Birmingham, Alabama
June 23, 2006